EXHIBIT 3.367
OFFICE OF THE MISSISSIPPI SECRETARY OF ST
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1
Articles of Incorporation
F0001 — Page 1 of 2
Filed 07/09/1997
ERIC CLARK
Secretary of State
State of Mississippi
The undersigned, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:
1. Type of Corporation
☑ Profit           ☐ Nonprofit
2. Name of the Corporation
QHG of Hattiesburg, Inc.
3. The future effective date is [          ]
   (Complete of applicable)
4. FOR NONPROFITS ONLY: The period of duration is ☐ years or ☐ perpetual
5. FOR PROFITS ONLY: The number (and Classes) if any of shares the corporation is authorized to issue is (are) as follows

Classes	# of Shares Authorized	If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:

Common	1,000 ($1.00 par value)
(See Attached)
6. Name and Street Address of the Registered Agent and Registered Office is

Name	Corporation Service Company

Physical Address	506 South President Street

P.O. Box
City, State, ZIP5, ZIP4 Jackson MS 39201
7. The name and complete address of each incorporator are as follows

Name	Gayle Jenkins

Street	103 Continental Place

OFFICE OF THE MISSISSIPPI SECRETARY OF ST
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1
Articles of Incorporation
F0001 — Page 2 of 2
P.O. Box
City, State, ZIP5, ZIP4 Nashville TN 37027
Name
Street
P.O. Box
City, State, ZIP5, ZIP4
Name
Street
P.O. Box
City, State, ZIP5, ZIP4
Name
Street
P.O. Box
City, State, ZIP5, ZIP4
8. Other Provisions ☐ See Attached
9. Incorporators’ Signatures (please keep writing within blocks)
/s/ Gayle Jenkins                     Incorporator